For Release Monday, May 1, 2006; 6:30 PM EDT

CYBERONICS EXPECTS Q4 SALES OF $36 MILLION

New Records Set in Quarterly Demand, Sales and Sales Growth Metrics
U.S. Quarterly Annual Sales Growth to be 41%
Worldwide Quarterly Annual Sales Growth to be 35%
Record Sales Expected to Have a Favorable Impact on Q4 Net Loss
Year-end Cash and Marketable Securities Approximately $93 Million
Conference Call Scheduled for 8:00 AM May 2, 2006

HOUSTON, Texas, May 1, 2006 — Cyberonics, Inc. (NASDAQ:CYBX) today announced revised guidance for the quarter ended April 28, 2006. Sales for the fourth quarter ended April 28, 2006 are expected to be approximately $36 million, exceeding the Company’s guidance of $34 million. Worldwide sales are expected to grow approximately $4.7 million or 15% sequentially from the third quarter and approximately $9.3 million or 35% annually from the fourth quarter of fiscal 2005. U.S. sales are expected to be approximately $31.7 million and grow approximately 15% sequentially from the third quarter and approximately $9.2 million or 41% annually from the fourth quarter of fiscal 2005. The $9.3 and $9.2 million annual increases in worldwide and U.S. sales, respectively, are the largest annual sales increases for any quarter in Cyberonics’ history. Record sales combined with improvements in productivity and efficiencies in all departments are expected to have a significant positive impact on the fourth quarter net loss that will be reported in late May. Cash and marketable securities on April 28, 2006 totaled approximately $93 million with borrowings under the Company’s $40 million line of credit at approximately $2.5 million.

“Cyberonics accomplished more of its mission to improve the lives of people touched by refractory epilepsy or treatment-resistant depression (TRD) in the fourth quarter than in any quarter in our history,” commented Robert P. (“Skip”) Cummins, Cyberonics’ Chairman of the Board and Chief Executive Officer. “The acceleration of annual worldwide sales growth to 35% and U.S. sales growth to over 40% in the fourth quarter reflects increases in the awareness, acceptance and demand for VNS Therapy among U.S. TRD patients, psychiatrists and payers, and growth in U.S. and international new patient and end-of-service epilepsy sales. New U.S. quarterly records were set not only in units and sales, but also in patients beginning their VNS Therapy, patients identified through our PIQ and IVEA processes, patients scheduled for VNS implant and the number of patients actively moving towards VNS Therapy at quarter’s end, which increased 13% sequentially from Q3 to over 6,800 total patients at the end of Q4. Cyberonics is now three quarters into our launch of the only treatment ever specifically developed, studied and FDA-approved for TRD. In those three quarters, more than 5,100 psychiatrists have been trained, 2,650 psychiatrists requested our assistance with patient education and prior authorization for more than 10,000 Americans with TRD, more than 170 different third-party payers have approved between one and fifty VNS implants on a case-by-case basis and most importantly, more than 1,100 Americans with TRD began treatment with VNS Therapy. All of these TRD accomplishments occurred in a predictably difficult TRD reimbursement environment in which there was no national and regional coverage policy for VNS in TRD.”

“Our guidance for FY2007 assumes no favorable TRD national or regional coverage policies, no favorable VNS TRD technology assessments, and minimal improvements from the third quarter of fiscal 2006 in quarterly new patient identifications, cycle times and conversion rates,” commented Pamela B. Westbrook, Cyberonics’ Vice President, Finance and Administration and Chief Financial Officer. “We are reiterating our guidance for fiscal 2007. We expect quarterly annualized sales to exceed $204 million in the fourth quarter of fiscal 2007. In terms of earnings, we continue to expect that we will return to positive quarterly earnings beginning in the second quarter of fiscal 2007, excluding non-cash stock options expenses required under FAS123R. Due to the unpredictability of case-by-case approvals and TRD patient cycle times and conversion rates, we expect that annual sales growth rates throughout fiscal 2007 will vary quarter-to-quarter.”

“Although not contemplated by our guidance for FY07, we continue to make progress towards our goal of obtaining broad-based national and regional coverage policy for VNS Therapy in TRD more quickly than we did in refractory epilepsy,” concluded Mr. Cummins. “In epilepsy, it took Cyberonics’ reimbursement team nearly three years after approval to obtain universal access to VNS Therapy through favorable national and regional coverage policies for refractory epilepsy patients and their neurologists. Nine months into the TRD launch we have been informed during requests for prior authorizations from several payers that VNS Therapy for TRD is a covered benefit, at least one major regional payer has favorable coverage policy in draft form and a number of major regional payers are moving towards favorable coverage. Throughout fiscal 2007, we expect that several important new publications and position statements regarding the appropriate use of VNS Therapy and the effectiveness of VNS Therapy and ineffectiveness of treatments-as-usual in TRD will support favorable TRD coverage policy. We remain confident that we will achieve our TRD national and regional coverage objectives in fiscal 2008, consistent with our guidance.”

Q4 REVISED GUIDANCE CONFERENCE CALL

A conference call to provide discuss revised guidance will be held at 8:00 AM EDT on Tuesday, May 2, 2006. To listen to the conference call live by telephone dial 877-451-8943 (if dialing from within the U.S.) or 706-679-3062 (if dialing from outside the U.S.). The conference ID is 8155050; the leader is Pam Westbrook. Presentation slides are immediately available on-line at www.cyberonics.com. A replay of the conference call will be available two hours after the completion of the conference call by dialing 800-642-1687 (if dialing from within the U.S.) or 706-645-9291 (if dialing outside the U.S.). The replay conference ID access code is 8155050.

ABOUT VNS THERAPY AND CYBERONICS

Information on Cyberonics, Inc. and VNS TherapyTM is available at www.cyberonics.com and www.vnstherapy.com.

SAFE HARBOR STATEMENT

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These statements can be identified by the use of forward-looking terminology, including “may,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” and “forecast,” or other similar words. Statements contained in this press release are based upon information presently available to us and assumptions that we believe to be reasonable. We are not assuming any duty to update this information should those facts change or should we no longer believe the assumptions to be reasonable. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning revised guidance for U.S. and worldwide sales, sales growth and net loss for the fourth quarter ended April 28, 2006, guidance for sales and earnings in fiscal 2007, the announcement of several important new publications and position statements regarding the appropriate use of VNS Therapy and the effectiveness of VNS Therapy and ineffectiveness of treatments-as-usual in TRD in support of favorable TRD coverage policy, and the announcement of favorable national and regional TRD coverage policies, meeting the Company’s coverage policy objectives in fiscal 2008. Our actual results may differ materially. Important factors that may cause actual results to differ include, but are not limited to: continued market acceptance of VNS Therapy and sales of our product; the development and satisfactory completion of clinical trials and/or market test and/or regulatory approval of VNS Therapy for the treatment of Alzheimer’s disease, anxiety, or other indications; adverse changes in coverage or reimbursement amounts by third-parties; intellectual property protection and potential infringement claims; maintaining compliance with government regulations and obtaining necessary government approvals for new applications; product liability claims and potential litigation; reliance on single suppliers and manufacturers for certain components; the accuracy of management’s estimates of future expenses and sales; and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (SEC). For a detailed discussion of these and other cautionary statements, please refer to Cyberonics’ most recent filings with the SEC, including its Form 10-K for the fiscal year ended April 29, 2005.

CONTACT INFORMATION:

Investor Relations	Helen Shik
Cyberonics, Inc.	Vice President
100 Cyberonics Blvd.	Schwartz Communications
Houston, TX 77058	230 Third Avenue, Waltham, MA 02451
Main: (281) 228-7262	Main: (781) 684-0770
Fax: (281) 218-9332	Fax: (781) 684-6500
ir@cyberonics.com	hshik@schwartz-pr.com

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